                                                                    Exhibit 4.19

                              CERTIFICATE OF TRUST

                                       OF

                             GOLDMAN SACHS CAPITAL VI

            This Certificate of Trust of Goldman Sachs Capital VI (the "Trust"), dated as of February 15, 2005, is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del.C. Section 3801, et seq.)(the "Act").

            1. Name. The name of the statutory trust being formed hereby is Goldman Sachs Capital VI.

            2. Delaware Trustee. The name and business address of the trustee of the Trust, with a principal place of business in the State of Delaware, are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

            3. Effective Date. This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.

            IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act as of the date first above written.

                                            THE BANK OF NEW YORK (DELAWARE), not
                                            in its individual capacity,but
                                            solely as trustee

                                            By: /s/ Kristine K. Gullo
                                                ________________________________
                                                Name:  Kristine K. Gullo
                                                Title: Asst. Vice President